EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
Big Planet, Inc., a Delaware corporation
Innuvate Health Sciences, LLC, a Utah limited liability company
Jixi Nu Skin Vitameal Co., Ltd., a Chinese corporation
NOX Technologies, Inc., a Delaware corporation
NSE Asia Products, Pte. Ltd., a Singapore corporation
NSE Investments, Inc., a Delaware corporation
NSE Korea Ltd., a Korean corporation
NSE Products, Inc., a Delaware corporation
NSEMC do Brasil Cosmeticos e Participacoes Ltda., a Brazil limited liability company
NSEMC, Inc., a Delaware corporation
Nu Berry, LLC, a Utah limited liability company
Nu Skin (China) Daily-Use & Health Products Co., Ltd, a Chinese company
Nu Skin (FSC), Inc., a Barbados corporation
Nu Skin (Malaysia) Sdn. Bhd., a Malaysian corporation
Nu Skin Argentina, Inc., a Utah corporation
Nu Skin Asia Holdings, Pte. Ltd., a Singapore corporation
Nu Skin Asia Investment, Inc., a Delaware corporation
Nu Skin Belgium, NV, a Belgium corporation
Nu Skin Brazil, Ltda., a Brazilian limited liability company
Nu Skin Canada, Inc., a Utah corporation
Nu Skin Chile Enterprises Ltda., a Chilean limited liability company
Nu Skin Colombia, Inc., a Delaware corporation
Nu Skin Costa Rica, a Costa Rican corporation
Nu Skin Czech Republic, s.r.o., a Czech corporation
Nu Skin Eastern Europe Ltd. A Hungary corporation
Nu Skin El Salvador, S.A. de C.V., an El Salvador corporation
Nu Skin Enterprises (Thailand) Limited, a Delaware corporation
Nu Skin Enterprises (Thailand) Limited, a Thailand corporation
Nu Skin Enterprises Australia, Inc., a Utah corporation
Nu Skin Enterprises de Venezuela, C.A., a Venezuela corporation
Nu Skin Enterprises Hong Kong, LLC, a Delaware limited liability company
Nu Skin Enterprises India Private Limited, an Indian company
Nu Skin Enterprises New Zealand, Inc., a Utah corporation
Nu Skin Enterprises Philippines, LLC, a Delaware limited liability company
Nu Skin Enterprises Poland Sp. z o.o., a Polish company
Nu Skin Enterprises RS, Ltd., a Russian limited liability company
Nu Skin Enterprises Singapore Pte. Ltd., a Singapore corporation
Nu Skin Enterprises South Africa (Proprietary) Limited, a South African corporation
Nu Skin Enterprises SRL, a Romanian corporation
Nu Skin Enterprises Ukraine, LLC, a Ukrainian limited liability company
Nu Skin Enterprises United States, Inc., a Delaware corporation
Nu Skin Enterprises Vietnam LLC, a Vietnamese limited liability company
Nu Skin France, SARL, a French limited liability company
Nu Skin Germany, GmbH, a German limited liability company
Nu Skin Guatemala, S.A., a Guatemalan corporation
Nu Skin Honduras, S.A., a Honduras corporation
Nu Skin International Management Group, Inc., a Utah corporation
Nu Skin International, Inc., a Utah Corporation
Nu Skin Islandi ehf., an Iceland private limited liability company
Nu Skin Israel, Inc., a Delaware corporation
Nu Skin Italy, Srl, an Italian corporation
Nu Skin Japan Company Limited, a Japanese corporation
Nu Skin Japan, Ltd., a Japanese corporation
Nu Skin Malaysia Holdings Sdn. Bhd., a Malaysian corporation
Nu Skin Mexico, S.A. de C.V., a Mexican corporation
Nu Skin Netherlands, B.V., a Netherlands corporation
Nu Skin New Caledonia EURL, a French corporation
Nu Skin Norway AS, a Norwegian corporation
Nu Skin Scandinavia A/S, a Denmark corporation
Nu Skin Slovakia s.r.o., a Slovakian company
Nu Skin Taiwan, LLC, a Utah limited liability company
Nu Skin Turkey Cilt Bakimi Ve Besleyici Urunleri Ticaret Limited Sirketi, a Turkish limited liability company
NuSkin Pharmanex (B) Sdn Bhd, a Brunei corporation
Pharmanex (Huzhou) Health Products Co., Ltd., a Chinese corporation
Pharmanex Electronic-Optical Technology (Shanghai) Co., Ltd., a Chinese corporation
Pharmanex, LLC, a Delaware limited liability company
PT. Nu Skin Distribution Indonesia, an Indonesian corporation
PT. Nusa Selaras Indonesia, an Indonesian corporation
Shanghai Xinru Bio-technologies, Ltd., a Chinese company
Shanghai Xinru Daily-Use & Health Product Co. Ltd., a Chinese company
Vertical Eden, LLC, a Utah limited liability company